UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ADAMIS PHARMACEUTICALS CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

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ADAMIS PHARMACEUTICALS CORPORATION

11682 El Camino Real, Suite 300

San Diego, CA  92130

(858) 997-2400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 14, 2015

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Adamis Pharmaceuticals Corporation, referred to herein as we, us, our, the Company, or Adamis, a Delaware corporation, will be held at our executive offices located at 11682 El Camino Real, Suite 300, San Diego, California  92130, on Thursday, May 14, 2015, at 1:00 PM, Pacific Daylight Time, for the following purposes:

1.	To elect five directors to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;
2.	To approve, on a nonbinding advisory basis, the compensation of our named executive officers;
3.	To ratify the selection of Mayer Hoffman McCann PC as our independent registered public accounting firm for the year ending December 31, 2015; and
4.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice.  Only holders of record of our common stock (the “Common Stock”) or our Series A Convertible Preferred Stock (“Series A Preferred”) at the close of business on April 1, 2015 (the “Record Date”), will be entitled to notice of the Meeting or any adjournments or postponements thereof.  Each share of Common Stock and Series A Preferred  is entitled to one vote at the Meeting.  The names of stockholders of record entitled to vote at the Meeting will be available at the Meeting and for ten days before the Meeting for any purpose germane to the meeting, at our principal executive offices at 11682 El Camino Real, Suite 300, San Diego, California  92130, by contacting our Secretary.

Whether you plan to attend the meeting in person or not, it is important that you read the Proxy Statement and follow the instructions on your proxy card to vote by mail, telephone or Internet.  This will ensure that your shares are represented and will save us additional expenses of soliciting proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2015.

In accordance with rules approved by the Securities and Exchange Commission, we are providing this notice to our stockholders to advise them of the availability on the Internet of our proxy materials related to the Meeting.  The rules allow companies to provide access to proxy materials in one of two ways.  Because we have elected to utilize the “full set delivery” option, we are delivering our proxy materials to our stockholders under the “traditional” method, by providing paper copies, as well as providing access to our proxy materials on a publicly accessible website.

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Our Proxy Statement and proxy are enclosed along with our Transition Report on Form 10-K for the nine-month period transition period from April 1, 2014 through December 31, 2014, which is being provided as our Annual Report to Stockholders.  These materials are also available on the website:  http://www.adamispharmaceuticals.com.

By Order of the Board of Directors,

Dennis J. Carlo, Ph.D.
President and Chief Executive Officer, Director

San Diego, California
April 14, 2015

YOUR VOTE IS IMPORTANT.  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE
COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE
ENCLOSED ENVELOPE.

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ADAMIS PHARMACEUTICALS CORPORATION

11682 El Camino Real, Suite 300
San Diego, CA  92130
(858) 997-2400

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Adamis Pharmaceuticals Corporation, referred to herein as we, us, our, the Company or Adamis, of proxies to be voted at the Annual Meeting of Stockholders, or the “Meeting,” to be held at 1:00 PM, Pacific Daylight Time, on Thursday, May 14, 2015 at our executive offices located at 11682 El Camino Real, Suite 300, San Diego, California  92130, and at any adjournments or postponements thereof.

During 2014, we changed our fiscal year end from March 31 to December 31. As a result, some of the information in this Proxy Statement, including information relating to the most recently completed fiscal year, reflects and is for the nine-month “transitional” period of April 1, 2014 to December 31, 2014, rather than being for a full fiscal year. Throughout this Proxy Statement, we sometimes refer to such nine-month transitional period as the “Transition Period”, “Transition 2014” or “T2014”.

A copy of our Transition Report on Form 10-K for the nine-month period ended December 31, 2014, is enclosed with these materials.  Upon written request, we will provide each stockholder being solicited by this Proxy Statement with a copy, free of charge, of any of the documents referred to in this Proxy Statement.  All such requests should be directed to Adamis Pharmaceuticals Corporation, 11682 El Camino Real, Suite 300, San Diego, California  92130; Attention:  Secretary.

The Meeting has been called to consider and take action on the following proposals:

1.	To elect five directors to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;
2.	To approve, on a nonbinding advisory basis, the compensation of our named executive officers;
3.	To ratify the selection of Mayer Hoffman McCann PC as our independent registered public accounting firm for the year ending December 31, 2015; and
4.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Our principal executive office is located at 11682 El Camino Real, Suite 300, San Diego, California  92130, and our telephone number is (858) 997-2400.  The approximate date on which this Proxy Statement and the proxy card are first being sent or given to stockholders is April 20, 2015.

Record Date and Shares Outstanding

Stockholders of record at the close of business on April 1, 2015 (the “Record Date”) are entitled to notice of the meeting.  At the Record Date, 13,331,438 shares of our common stock (the “Common Stock”) were outstanding and entitled to vote at the Meeting, and 1,100,971 shares of our Series A Convertible Preferred Stock (“Series A Preferred”) were issued and outstanding and entitled to an aggregate of 182,113 votes at the Meeting.

Revocability of Proxies

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including a telephone vote), by delivering a written revocation of your proxy to our Secretary, or by voting at the Meeting.  The method by which you vote by proxy will in no way limit your right to vote at the Meeting if you decide to attend in person.  If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the Meeting.

Voting Rights

Only holders of record of Common Stock and Series A Preferred at the close of business on the Record Date are entitled to notice of and vote at the Meeting.  Each share of Common Stock is entitled to one vote on all matters to be voted upon at the Meeting.  The Series A Preferred will vote together with the Common Stock on all matters to be voted upon at the Meeting.  Each share of Series A Preferred is entitled to one vote on all matters to be voted upon at the Meeting, subject to the Beneficial Ownership

Limitation described below.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and Series A Preferred, considered together (in the case of Series A Preferred, subject to the Beneficial Ownership Limitation) on the Record Date will constitute a quorum for the transaction of business at the Meeting and at any postponement or adjournment thereof.

Under the terms of the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, the number of shares of Common Stock into which the Series A Preferred is convertible and the corresponding number of votes that a holder of Series A Preferred is entitled to by virtue of ownership of shares of Series A Preferred are limited to that number of shares of Common Stock which would result in the stockholder having aggregate individual beneficial ownership of 4.99% individually and together with any affiliated stockholders 9.99%, of the total issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”).

Broker Non-Votes

If you do not give instructions to your bank or broker within ten days of the Meeting, it may vote on matters that the New York Stock Exchange, or NYSE, determines to be “routine,” but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the ratification of the appointment of our independent auditors (Proposal 3) is a routine matter, while the election of our directors (Proposal 1), and the advisory vote on executive compensation (Proposal 2), are non-routine matters.  When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter.  Broker non-votes will not be counted as votes “for” or “against” any proposal, but will be counted in determining whether there is a quorum for the Meeting.  We strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

Questions and Answers

Q.Why am I receiving these materials?

We have provided you these proxy materials because our Board of Directors is soliciting your proxy to vote at our 2015 Annual Meeting of Stockholders (the “Meeting”), which is to be held on Thursday, May 14, 2015 at 1:00 PM (Pacific Time), or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement.  You are invited to attend the Meeting to vote on the proposals described in this Proxy Statement.  However, you do not need to attend the Meeting to vote your shares.

If you have received a printed copy of these materials by mail, you may complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy over the telephone or on the Internet.  If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may submit your proxy on the Internet or over the telephone, as described below.

Q.What am I voting on?

You are voting on the following matters:

1.

Election of five directors (Dennis J. Carlo, Ph.D., Richard C. Williams, Robert B. Rothermel, David J. Marguglio and William C. Denby, III) for a term ending at the next annual meeting of stockholders.

2.	Advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the rules of the Securities and Exchange Commission (“SEC”).
3.	Ratification of the selection of Mayer Hoffman McCann PC as our independent registered public accounting firm for the year ending December 31, 2015.
4.	Such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Q.Who is entitled to vote?

Only stockholders of record of Common Stock and Series A Preferred at the close of business on the Record Date are entitled to vote shares held by such stockholders on that date at the Meeting.  Each share of Common Stock and Series A Preferred is entitled to one vote at the Meeting (subject, in the case of the Series A Preferred, to the Beneficial Ownership Limitation).

Q.How do I vote?

Vote by Mail:  Stockholders of record (that is, if you hold your stock in your own name) may sign and date the proxy card you receive and return it in the enclosed stamped, self-addressed envelope.

Voting by Telephone or Internet:  If you are a holder of record of shares, you can choose to vote by telephone or by Internet.  You can vote by telephone by calling the toll-free telephone number on your proxy card.  The website for Internet voting is http://www.proxyvote.com and it is also listed on the proxy card.  Please have your proxy card handy when you call or go online.  Telephone and Internet voting facilities for shareholders of record will close at 11:59 PM, Eastern Time on May 13, 2015.  If you hold your shares beneficially in street name, the availability of telephonic or Internet voting will depend on the voting process of your broker, trustee or other nominee.  Please check with your broker, trustee or other nominee and follow the voting procedures your broker, trustee or other nominee provides to vote your shares.

Vote in Person:  Sign and date the proxy you receive and return it in person at the Meeting.

If your shares are held in the name of a bank, broker or other holder of record (i.e., in “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted.  Telephone and Internet voting will be offered to stockholders owning shares through most banks and brokers.

If you vote by telephone or on the Internet, you do not have to mail in your proxy card.  If you wish to attend the Meeting in person, however, you will need to bring the proxy card with you.  Internet and telephone voting are available 24 hours a day.  Votes submitted through the Internet or by telephone must be received by 11:59 PM (Pacific Daylight Time) on May 13, 2015.

Q.Can I access the proxy materials and annual report electronically?

This Proxy Statement, the proxy card, and our Transition Report on Form 10-K for the nine-month ended December 31, 2014, are available on the website:   http://www.adamispharmaceuticals.com.

Q.Can I change my vote or revoke my proxy?

Yes.  You may change your vote or revoke your proxy at any time before the proxy is exercised.  If you submitted your proxy by mail, you must (a) file with the Secretary a written notice of revocation or (b) timely deliver a valid, later-dated proxy.  If you submitted your proxy by telephone, you may change your vote or revoke your proxy with a later telephone proxy.  Attendance at the Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Meeting.

Q.How are proxies voted?

All valid proxies received prior to the Meeting will be voted.  All shares represented by a proxy will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

Q.What is the process for admission to the Meeting?

If you are a record owner of your shares, you must show government issued identification.  Your name will be verified against the stockholder list.  If you hold your shares through a bank, broker or trustee, you must also bring a copy of your latest bank or broker statement showing your ownership of your shares as of the Record Date.

Q.What constitutes a quorum?

The presence at the Meeting, in person or by proxy, of the holders of a majority of the total of (i) the number of shares of Common Stock outstanding plus (ii) the total number of votes the holders of Series A Preferred have, on the Record Date will constitute a quorum.  On the Record Date, there were 13,331,438 outstanding shares of Common Stock and 1,100,971 shares of Series A Preferred which holders have an aggregate of 182,113 votes which they are entitled to vote at the Meeting.  Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Meeting.  If a quorum is not present, the Meeting will be adjourned until a quorum is obtained.

Q.What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the meeting by stockholders entitled to vote thereon is required for the election of directors; only votes “FOR” or “WITHHELD” will affect the outcome.  For approval of the advisory proposal concerning executive compensation, the proposal to ratify the selection of Mayer Hoffman McCann PC, and any proposal to adjourn the Meeting, the affirmative vote of a majority of the votes cast by stockholders entitled to vote thereon and who are present in person or represented by proxy at the Meeting will be required.

Q.How do I vote if I hold my shares in “street name”?

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization rather than from Adamis.  Your bank or broker may permit you to vote your shares electronically by telephone or on the Internet.  A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options.  If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to vote their shares and confirm that stockholders’ votes have been recorded properly.  Stockholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder using such services.  Also, please be aware that Adamis is not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

Q.What happens if I do not instruct my broker how to vote on the proxy?

If you do not instruct your broker how to vote, your broker will vote your shares for you at his or her discretion on routine matters such as the ratification of auditors.

Q.May I attend the annual meeting if I hold my shares in “street name”?

As the beneficial owner of shares, you are invited to attend the Meeting.  If you are not a record holder, however, you may not vote your shares in person at the Meeting unless you obtain a proxy, executed in your favor, from the record holder of your shares.

Q.What are the recommendations of the Board of Directors?

The Board of Directors unanimously recommends that the stockholders vote:

●	FOR the election of the five nominated directors;
●	FOR the proposal to approve the compensation of our named executive officers; and
●	FOR ratification of the selection of Mayer Hoffman McCann PC as our independent registered public accounting firm for the year ending December 31, 2015.

With respect to any other matter that properly comes before the Meeting, the proxies will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

PROPOSAL 1
ELECTION OF DIRECTORS

Information Regarding Board of Directors

The Board of Directors (the “Board”) has nominated five candidates for election as director for a term expiring at the next annual meeting of stockholders.  All of the nominees are currently members of our Board.  Directors are elected to serve for their respective terms of one year or until their successors have been duly elected or appointed and qualified.  The Board has no reason to believe that any of the nominees named below will be unavailable, or if elected, will decline to serve.

Pursuant to our Bylaws, generally the number of directors is fixed and may be increased or decreased from time to time by resolution of our Board.  The Board has fixed the number of directors at five members.  Proxies cannot be voted for a greater number of persons than the number of nominees named.  In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees.

The ages, principal occupations, current directorships and any directorship held during the past five years, and certain other information with respect to the nominees, are shown below as of the Record Date.

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION/POSITION WITH ADAMIS
Dennis J. Carlo, Ph.D.	71	2009	President, Chief Executive Officer and Director
Richard C. Williams	71	2014	Consultant, Director, Chairman of the Board
Robert B. Rothermel	71	2014	Consultant, Director
David J. Marguglio	44	2009	Senior Vice President of Corporate Development, Director
William C. Denby, III	60	2014	Consultant, Director

Dennis J. Carlo, Ph.D.  Dr. Carlo became President, Chief Executive Officer and a director of the Company in April 2009 in connection with the closing of the merger transaction between the Company and the corporation that now is a wholly-owned subsidiary of the company, Adamis Corporation (“Old Adamis”).  Dr. Carlo was a co-founder of Old Adamis and served as its President and Chief Executive Officer, and a director, from October 2006 to April 2009.  From 2003 to 2006, he served as president of Telos Pharmaceuticals, a private biotechnology company.  From 1982 to 1987, he served as Vice President of Research and Development and Therapeutic Manufacturing at Hybritech Inc., a pharmaceutical and life science company which was acquired by Eli Lilly & Co in 1985.  After the sale to Lilly, Dr. Carlo, along with Dr. Jonas Salk, James Glavin and Kevin Kimberland, founded Immune Response Corporation, a public biotechnology company, where he served as its President and Chief Executive Officer from 1994 to 2002.  Before then, he held various positions with life science companies, including Merck & Co.  Dr. Carlo received a B.S. degree in microbiology from Ohio State University and has a Ph.D. in Immunology and Medical Microbiology from Ohio State University.

Richard C. Williams.  Mr. Williams became a director and Chairman of the Board in August 2014.  Since 1989, Mr. Williams has served as the founder and President of Conner-Thoele Limited, a consulting and financial advisory firm specializing in the healthcare industry and pharmaceutical segment. Prior to founding Conner-Thoele Limited in 1989, Mr. Williams served in a number of progressively responsible operational and financial management positions with multinational firms.  These firms included American Hospital Supply Corporation, UNC Resources, Abbott Laboratories, Field Enterprises and Erbamont NV.  Mr. Williams has served as a director and Vice Chairman of Strategic Planning for King Pharmaceuticals. Prior to King, he served as Chairman and a director of Medco Research before Medco was acquired by King Pharmaceuticals.  Mr. Williams has also served as a director of several other public and private companies, several as Chairman including Ista Pharmaceuticals, Vysis Pharmaceuticals, Immunemedics, EP Medical and Cellegy Pharmaceuticals, Inc.  Mr. Williams served as a director of Cellegy from November 2003 to April 2009, and was Chairman of Cellegy from November 2003 to April 2009, when Cellegy merged with Old Adamis, which was then named Adamis Pharmaceuticals Corporation, and changed its corporate name to Adamis Pharmaceuticals Corporation.  Following the merger, Mr. Williams served as Chairman of the Company until June 2009.  He served as a director of Ista Pharmaceuticals from December 2002 to June 2012 and as Chairman of the Board from July 2004 to June 2012, when Ista was acquired.  He was a member of the Listed Company Advisory Committee of New York Stock Exchange.  Mr. Williams received a Bachelor of Arts degree in Economics from DePauw University and a Masters of Business Administration from the Wharton School of Finance.

Robert B. Rothermel.  Mr. Rothermel became a director of the Company in August 2014.  Mr. Rothermel is a partner with a private investment and management firm, CroBern Management Partnership, which works within the health care industry.  Currently, he serves as a board member and chairman of the audit committee of Medcor, a private healthcare company, and has also served as a board member of Cerescan, a private brain imaging company.  Prior to CroBern, Mr. Rothermel spent 37 years with Deloitte & Touche, and served as a Partner and Global Managing Director of the Enterprise Risk Services practice.  He also served as a member of Deloitte & Touche’s Board of Directors, the firm’s Global Assurance and Advisory Management Committee, the U.S. Management Committee and chaired the firm’s Partner Compensation Committee.  He also served as a director of Cellegy from January 2004 until its merger with Old Adamis in April 2009 and was Chair of the audit committee of Cellegy.  Mr. Rothermel has a Bachelor of Science degree in Business Administration from Bowling Green State University.

David J. Marguglio.  Mr. Marguglio joined the Company as Vice President, Business Development and Investor Relations, and a director in April 2009 in connection with the closing of the merger transaction with Old Adamis.  Mr. Marguglio was a co-founder of Old Adamis and served as its Vice President of Business Development and Investor Relations, and a director, since its inception in June 2006 until April 2009.  From 1996 to 2006, he held various positions with Citigroup Global Markets, Smith Barney and Merrill Lynch.  Before entering the financial industry, from 1994 to 1996, he founded and ran two different startup companies, the latter of which was eventually acquired by a Fortune 100 company.  From 1993 to 1994, he served as financial counsel for the commercial litigation division of a national law firm.  He received a degree in finance and business management from the Hankamer School of Business at Baylor University.

William C. Denby, III.  Mr. Denby became a director of the Company in August 2014.  From 2002-2014, Mr. Denby was Senior Vice President, Commercial Operations at Santarus, Inc. which was acquired by Salix Pharmaceuticals. Inc. in January of 2014.  At Santarus, he directed all commercial functions including Sales, Marketing, Market Research, Customer Service, Managed Care, New Product Planning and other various functions.  Prior to Santarus, he was Senior Vice President, Commercial Operations and Senior Vice President, Sales and Marketing at Agouron Pharmaceuticals, Inc.   Earlier in his career, he spent approximately 20 years in various leadership management roles at Marion Merrell Dow, Inc.  Mr. Denby has a Bachelor of Arts degree in English and Business from State University of New York at Fredonia and a Masters of Business Administration from Rockhurst College.

Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our directors and director nominees, considered as a group, provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.  We believe that our Board is composed of a group of leaders in their respective fields.  Many of the current directors have executive experience at public companies, as well as experience serving on other companies’ boards, which provides an understanding of different business processes, challenges and strategies facing boards and other companies.  Further, our directors also have other experience that makes them valuable members and provides insight into issues relevant to the Company, such as prior experience with financing transactions, acquisitions and licensing and commercial transactions.

The following highlights the specific experience, qualification, attributes and skills of our individual Board members, or nominees for the Board, that have led our Nominating and Governance Committee and the Board to conclude that these individuals should serve on our Board:

Dennis J. Carlo, Ph.D., brings his executive experience, including his experience in senior management positions at several companies in the life science industry including Immune Response Corporation and Hybritech Inc., his extensive knowledge of the markets in which we compete and intend to compete, and his deep knowledge of Adamis gained from his position as chief executive officer of the Company.

Richard C. Williams brings his extensive leadership, business, financial and scientific knowledge of the life science industry, including his service as an officer and director of private and public biotechnology companies and the knowledge gained from consulting to companies and investors in the biotechnology, pharmaceuticals and life science areas, as well as his previous experience working in senior capacities at large pharmaceutical companies.

Robert B. Rothermel brings his extensive public accounting and financial background and experience by virtue of his many years of service as a partner and in senior capacities with Deloitte & Touche, and his past service on the boards of directors of public and private life science and healthcare companies.

David J. Marguglio brings his executive experience, including his experience in business development of new companies and financial services background, and his deep knowledge of Adamis gained from his position as an officer of the Company.

William C. Denby, III brings his extensive leadership, business and scientific knowledge of the life science and pharmaceutical industries, including his service as an executive officer of private and public biotechnology companies.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
ALL OF THE NOMINEES SET FORTH ABOVE FOR DIRECTOR.

Independence of Directors

The Board annually determines the independence of each director, based on the independence criteria set forth in the listing standards of the Marketplace Rules of NASDAQ.  In making its determinations, the Board considers all relevant facts and circumstances brought to its attention as well as information provided by the directors and a review of any relevant transactions or relationships between each director or any member of his or her family, and the Company, its senior management or the Company’s independent registered public accounting firm.  Based on its review, the Board determined that each member of the board of directors, other than Dr. Carlo and Mr. Marguglio who are executive officers of the Company, is independent under the NASDAQ criteria for independent board members, and that each member of the standing committees of the Board is independent under such criteria.

Meetings of Our Board

Our Board met five times during the Transition Period .  Each director attended more than 75% of the total of the Board meetings and the meetings of the committees upon which he served.  Our Board and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time, as appropriate.

Attendance at Annual Meeting

Although we have no formal policy regarding director attendance at annual meetings, we encourage all directors to attend. All of the directors attended last year’s annual meeting of stockholders.

Board Leadership Structure and Role in Risk Oversight

Our Board evaluates its leadership structure and role in risk oversight on an ongoing basis.  The Board does not currently have a policy, one way or the other, with respect to whether the same person should serve as both the chief executive officer and chair of the Board or, if the roles are separate, whether the chair of the Board should be selected from the non-employee directors or should be an employee.  The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time.  Currently, Mr. Williams, an independent director, serves as Chairman of the Board.  The Chairman of the Board is responsible for coordinating the Board’s activities, including the scheduling of meetings of the full Board, scheduling executive sessions of the non-employee directors and setting relevant items on the agenda (in consultation with the Chief Executive Officer as necessary or appropriate).  The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company.

The Board is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes.  The Board believes this division of responsibilities is the most effective approach for addressing the risks facing the Company.  We are exposed to a number of risks, including financial risks, strategic and operational risks and risks relating to regulatory and legal compliance.  The Board will regularly discuss with management our major risk exposures and the steps management has taken to monitor and control such exposures.  Our Board of Directors is currently comprised of five directors, three of whom are independent.  The Board has three standing committees with separate chairs - the Audit, Compensation, and Nominating and Governance Committees.  All of the members of each committee are independent directors.  Through our Chief Executive Officer, and other members of management, the Board receives periodic reports regarding the risks facing the Company.  Our independent directors meet in executive session without the presence of management in connection with regularly scheduled Board meetings.  Each of our Board committees also considers the risk within its area of responsibilities.  For example, our Compensation Committee periodically reviews enterprise risks with the goal of ensuring that our compensation programs do not encourage excessive risk-taking and our Nominating and Governance Committee oversees risks related to governance issues.

Our Audit Committee is responsible for overseeing risk management and on at least an annual basis reviews and discusses with management policies and systems pursuant to which management addresses risk, including risks associated with our audit, financial reporting, internal control, disclosure control, legal and regulatory compliance, investment policies, employment policies and executive compensation plans and arrangements.  Our Audit Committee also serves as the contact point for employees to report corporate compliance issues.  Our Audit Committee regularly reviews with our Board any issues that arise in connection with such topics.  Our full Board regularly engages in discussions of risk management to assess major risks facing the Company and reviews options for their mitigation.

Committees of the Board

Our Board has the following three committees:  (1) Audit Committee; (2) Compensation Committee; and (3) Nominating and Governance Committee.  The members of each committee are Richard C. Williams, Robert B. Rothermel and William C. Denby, III.  Mr. Rothermel is Chair of the Audit Committee; Mr. Williams is Chair of the Compensation Committee; and Mr. Denby is Chair of the Nominating and Governance Committee.  Copies of the charter of each committee are attached as appendices to this Proxy Statement.

Audit Committee

The Audit Committee assists the full Board in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.  Subject to an approved charter, the Audit Committee reviews our financial results, accounting practices, internal control systems, financial reporting processes and the reliability of our financial statements, and the fee arrangements with our independent auditors as well as their independence and performance, is responsible for appointing, replacing and discharging our independent auditors, and meets with our independent auditors concerning the scope and terms of their engagement and the results of their audits.  The Audit Committee also recommends to our stockholders the appointment of the independent registered public accounting firm.  The Audit Committee also reviews and approves related party transactions.  The Board has determined that each member of the Audit Committee is “independent” as defined by the applicable NASDAQ rules and by the Sarbanes-Oxley Act of 2002 and regulations of the SEC, and that Mr. Rothermel and Mr. Williams qualify as an “audit committee financial expert” as defined in such regulations.

The Audit Committee meets with management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting.  The Audit Committee discusses these matters with our independent registered public accounting firm and with appropriate financial personnel from Adamis.  Meetings are held with participation from the independent registered public accounting firm.  The independent registered public accounting firm is given unrestricted access to the Audit Committee.  In addition, the Audit Committee reviews our budget and capital requirements, and reports its recommendations to the full Board for approval and to authorize action.  The Audit Committee met and/or acted by written consent five times during the Transition Period.

Compensation Committee

Principal functions of the Compensation Committee include:  (i) reviewing and recommending approval of compensation arrangements of our chief executive officer and our other executive officers; (ii) to the extent the Board delegates such authority to the committee, administering our equity incentive plans and agreements; (iii) reviewing and making recommendations to the Board with respect to incentive compensation and equity plans; and (iv) performing other duties regarding compensation for employees and consultants as the Board may from time to time delegate to the committee.  Subject to provisions of any applicable employment agreements, the Compensation Committee typically reviews base salary levels and total compensation for executive officers at least annually.  Our full Board ultimately makes the final decisions regarding the chief executive officer’s and the other named executive officers’ total direct compensation; to the extent that the chief executive officer or other officer is also a director, such person does not participate in Board determinations concerning his or her compensation.  With respect to equity compensation, the Compensation Committee or the Board grants stock options or other equity awards, often after receiving a recommendation from our chief executive officer (except in the case of awards to the chief executive officer).  Pursuant to its charter, the Compensation Committee may engage the services of outside advisors, experts, and others to assist them. Management plays a role in the compensation-setting process.  The most significant aspects of management’s role are to evaluate employee performance and recommend salary levels and equity compensation awards.  Our chief executive officer usually makes recommendations to the Compensation Committee and the Board concerning compensation for other executive officers.  Our chief executive officer is a member of the Board but does not participate in Board decisions regarding any aspect of his own compensation.  The Compensation Committee met and/or acted by written consent eight times during the Transition Period.

Compensation Committee Interlocks and Insider Participation

No executive officer has served as a director or member of the Board or the Compensation Committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of or member of our Board or our Compensation Committee.  Dr. Carlo, our President and Chief Executive Officer, may participate in discussions with the Compensation Committee regarding salaries and incentive compensation for our named executive officers, except for discussions regarding his own salary and incentive compensation.

Nominating and Governance Committee

Subject to an approved charter, the general functions of the Nominating and Governance Committee are (i) to recruit, evaluate and nominate candidates to be presented for appointment or election to serve as members of the Board; (ii) to recommend nominees for Board committees; (iii) to recommend corporate governance guidelines applicable to the Company; and (iv) to oversee the evaluation of the Board.  The Nominating and Governance Committee met and/or acted by written consent four times during the Transition Period.

Director Nomination Procedures

The Nominating and Governance Committee is responsible for recommending to the Board the nominees for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board.  In making such recommendations, the committee will consider candidates proposed by stockholders.  Stockholders may submit a candidate’s name and qualifications to the Board by mailing a letter to the attention of Dennis J. Carlo, Ph.D., Chief Executive Officer, Adamis Pharmaceuticals Corporation, 11682 El Camino Real, Suite 300, San Diego, California  92130, and providing the information required by the Company’s bylaws along with any additional supporting materials the security holder considers appropriate.  The committee will review and evaluate information available to it regarding candidates proposed by stockholders and will apply the same criteria, and will follow substantially the same process in considering them, as it does in considering candidates identified by members of the Board or senior management, except that the committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company.  The criteria which will be applied include:  (i) reputation for integrity, honesty and high ethical standards; (ii) demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and willingness and ability to contribute positively to our decision-making process; (iii) commitment to understanding our business and our industry; (iv) adequate time to attend and participate in meetings of the Board and its committees; (v) ability to understand the sometimes conflicting interests of the various constituencies of Adamis, which include stockholders, employees, customers, governmental units, creditors and the general public and to act in the interest of all stockholders; and (vi) such other attributes, including independence, that satisfy requirements imposed by the SEC and the NASDAQ listing standards.  The committee believes that the qualifications and strengths of an individual in totality, rather than any specific factor, should be primary, with a view to nominating persons for the election to the Board of Directors whose backgrounds, integrity, and personal characteristics indicate that they will make a contribution to the Board of Directors.  The committee is generally of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body.  Accordingly, it is the general policy of the committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the committee’s criteria for membership on the Board, whom the committee believes will continue to make important contributions to the Board and who consent to stand for reelection and, if reelected, to continue their service on the Board.  The Nominating and Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees.  However, the committee values diversity on our Board and considers the diversity of the professional experience, education and skills, as well as diversity of origin, in identifying director nominees.

Stockholder Communications with the Board

Stockholders may send communications to the Board of Directors or individual members of the Board of Directors by writing to them, care of Adamis Pharmaceuticals Corporation, Attention:  Secretary, at our office in San Diego, California.  Communications will be forwarded to the intended director or directors.  If the stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company.  The Company will provide any person, without charge, a copy of the Code.  Requests for a copy of the Code may be made by writing to the Company at Adamis Pharmaceuticals Corporation, 11682 El Camino Real, Suite 300, San Diego, California  92130; Attention:  Chief Financial Officer.  The Company intends to disclose any amendment to, or a waiver from, a provision of its code of business conduct and ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of its code of business conduct and ethics, through reports on Form 8-K filed with the SEC or by posting such information on its website, www.adamispharma.com.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our stockholders are entitled to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.    We conducted our first say-on-pay vote at our 2013 Annual Meeting of Stockholders.  At that meeting, we also conducted our first say-on-frequency vote with respect to whether future say-on-pay votes would be held every one, two or three years.  At the 2013 Annual Meeting of Stockholders, a majority of the votes cast selected one year as the frequency period.  Accordingly, we are conducting a say-on-pay vote at the 2015 Annual Meeting of Stockholders and will continue to conduct an advisory vote on the compensation of our named executive officers annually until our next say-on-frequency vote.

Please read the “Executive Compensation” section of this Proxy Statement for additional details about our executive compensation program.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.  Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

We believe that our compensation policies and procedures are intended to be aligned with the long-term interests of our stockholders.  The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board.  The Board and Compensation Committee value the opinions of our stockholders, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE APPROVAL, ON A NONBINDING ADVISORY BASIS,
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3
RATIFICATION OF THE SELECTION OF MAYER HOFFMAN MCCANN PC AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015.

The Audit Committee has selected the independent registered public accounting firm of Mayer Hoffman McCann PC, or MHM, for the purpose of auditing and reporting upon the financial statements of Adamis for the year ending December 31, 2015.  Neither the firm, nor any of its members has any direct or indirect financial interest in Adamis.  Mayer Hoffman McCann PC has been employed by us to audit our financial statements since 2006.

While the Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the stockholders ratify the appointment of Mayer Hoffman McCann PC as our independent registered public accounting firm.  The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal.  However, if the stockholders do not ratify the selection, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain Mayer Hoffman McCann PC or to appoint another independent registered public accounting firm.  Furthermore, even if the appointment is ratified, the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Adamis and our stockholders.  A formal statement by representatives of Mayer Hoffman McCann PC is not planned for the Meeting.  However, representatives of Mayer Hoffman McCann PC are expected to be present at the Meeting and will be available to respond to appropriate questions by stockholders.

Audit Fees

The following table sets forth fees billed to us by Mayer Hoffman McCann PC, our independent registered public accounting firm during the transition period for the nine-month ended December 31, 2014 and fiscal year ended March 31, 2014 for:  (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees for services rendered, including review of registration statements that the Company filed with the SEC and similar matters.

	Transition 2014	Fiscal 2014
Audit Fees	$115,229	$149,311
Tax Fees	15,626	11,800
All Other Fees	23,721	73,783
Total Fees:	$154,576	$234,894

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm.  Under this policy, unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee.  The Audit Committee periodically will revise the list of pre-approved services, based on subsequent determinations.  The Audit Committee delegates pre-approval authority to its chairperson and may delegate such authority to one or more of its members, whose activities are reported to the Audit Committee at each regularly scheduled meeting.  All fees reported in the table above under the headings Audit fees and expenses, Audit-related fees and expenses, Tax fees and All other fees above for the Transition Period and for fiscal 2014 were approved by the Audit Committee, or by the entire Board functioning as the audit committee, before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of the firm providing those services in the conduct of its auditing functions.  Accordingly, none of the fees reported under the headings were approved by the Audit Committee pursuant to federal regulations that permit the Audit Committee to waive its pre-approval requirement under certain circumstances.

MHM has advised the Company that MHM leases substantially all of its personnel, who work under the control of MHM’s shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure.  Accordingly, substantially all of the hours expended on MHM’s engagement to audit the Company’s financial statements for the Transition Period, were attributed to work performed by persons other than MHM’s full-time, permanent employees.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
SELECTION OF MAYER HOFFMAN MCCANN PC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR THE YEAR ENDING DECEMBER 31, 2015.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with our management Adamis’ audited financial statements for the Transition Period.  The Audit Committee also reviewed and discussed with our independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Accounting Oversights Board in Rule 3200T.

Our independent registered public accounting firm provided the Audit Committee with the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.  In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence with respect to Adamis and has considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to Adamis is compatible with maintaining such independent registered public accounting firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to our Board that Adamis’ audited financial statements referred to above be included in our Transition Report on Form 10-K for the nine-month period ended December 31, 2014.

Audit Committee

Robert B. Rothermel, Chair
Richard C. Williams
William C. Denby, III

In accordance with the rules of the SEC, the information contained in the Report of the Audit Committee set forth above shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the Securities and Exchange Commission’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

EXECUTIVE OFFICERS

The names, ages, principal occupations during the past five years, and certain other information with respect to our executive officers are shown below as of the Record Date.  To the extent that any named executive officer is also serving as a member of the Board, then such named executive officer’s biography is set forth under “Information Regarding Board of Directors” above.

Our executive officers are appointed by the Board.

Name	Age	Principal Occupation
Dennis J. Carlo, Ph.D.	71	Chief Executive Officer of the Company and Director
David J. Marguglio	44	Senior Vice President of Corporate Development and Director
Robert O. Hopkins	54	Vice President, Finance and Chief Financial Officer
Karen K. Daniels	62	Vice President of Operations
Thomas Moll, Ph.D.	49	Vice President of Research

Robert O. Hopkins.  Mr. Hopkins became Vice President, Finance and Chief Financial Officer of the Company in April 2009 in connection with the closing of the merger transaction between Cellegy and Old Adamis.  He joined Old Adamis in April 2007 as Vice President, Finance and Chief Financial Officer.  From 2000 to 2004, he was an Executive Vice President and the Chief Financial Officer of Chatham Capital Corp.  In that position he managed financial operations for a corporation that held several hospitals, an extensive life sciences operation and a number of other business units within its portfolio.  Mr. Hopkins served as Chief Financial Officer of Veritel Corp. from 1999 and 2000, a biometric software company.  He has also served as Chief Operating Officer for Circle Trust Company from 2004 to 2005, during which time he was responsible for corporate reorganization after acquiring a troubled trust company.  From 2005 until Mr. Hopkins joined Old Adamis in April 2007, he consulted for Acumen Enterprises providing analysis and business plans for the various projects with which the company was involved.  From 1997 to 1999, Mr. Hopkins was Senior Vice President for Finance for the Mariner Post-Acute Network, Atlanta, Georgia.  In this position he was responsible for financial management of a division consisting of 12 long-term, acute care hospitals.  Among his previous medical-related experience, he has served as Assistant Administrator of Finance for Kindred Hospitals; President and Chief Executive Officer of Doctors Hospital of Hyde Park; and Vice President of Accounting for Cancer Treatment Centers of America.  Mr. Hopkins received a B.S. degree in Finance from Indiana State University and an M.B.A. from Lake Forest Graduate School of Management.

Karen K. Daniels.  Ms. Daniels joined Adamis in July 2009 as Vice President of Operations.  She has over 30 years of experience in operational and engineering roles across diverse industries including electronics, medical devices, contract manufacturing and pharmaceutical manufacturing.  Prior to joining Adamis, Ms. Daniels served as President of Althea Technologies from 2007 to 2009.  Althea Technologies is a contract manufacturer for the pharmaceutical industry.  She also served as Senior Director of Operations and Logistics for Vidacare, a medical device manufacturer from 2006 to 2007.  From 2003 to 2006, she was President of Lambda Power.  Ms. Daniels received a B.S. degree from the University of Arizona.

Thomas Moll, Ph.D.  Dr. Moll joined Adamis Pharmaceuticals in February 2008 as Vice President of Research.  He has close to 20 years of experience in both academic and industrial preclinical research and development in the areas of inflammation, immunology and cancer biology.  Prior to joining Adamis, Dr. Moll was Vice President of Research at privately held Telos Pharmaceuticals from 2003 to 2008.  From 1998 to 2003 he was Vice President of Immunology at Cardion AG, a privately held

German biotech company.  Dr. Moll holds a diploma in Biology II from the University of Basel, Switzerland, and received his doctorate degree in Genetics and Biochemistry from the University of Vienna, Austria.

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

We have two classes of voting securities issued and outstanding:  our Common Stock and our Series A Preferred.  The following table sets forth information, as of the Record Date (the “Table Date”), regarding beneficial ownership of all classes of our voting securities, to the extent known to us, by (i) each person who is a director or a nominee for director; (ii) each named executive officer in the Summary Compensation Table; (iii) all directors and named executive officers as a group; and (iv) each person who is known by us to be the beneficial owner of 5% or more of any class of our voting securities.  Except as otherwise noted, each person has sole voting and investment power as to his or her shares.  As of the Table Date, the applicable share numbers and percentages are based on 13,331,438 shares of Common Stock issued and outstanding and, with respect to the Series A Preferred, 1,100,971 shares of Series A Preferred issued and outstanding and convertible into 182,113 shares of Common Stock as of the Record Date by virtue of the Beneficial Ownership Limitation, as described in the Notes to the table.  In accordance with rules of the SEC, except with respect to reporting of beneficial ownership of the holder of Series A Preferred, the shares of Series A Preferred are not considered to be outstanding for purposes of determining the percentage ownership of Common Stock of the stockholders reflected in the table, even though such shares will be entitled to vote with the Common Stock at the Meeting.

	Shares Beneficially Owned (1)
	Title or Class of Securities:
	Common Stock			Series A Preferred Stock
Directors	Shares		Percentage	Shares		Percentage
Dennis J. Carlo, Ph.D.	602,906	(2)	4.5
Robert B. Rothermel	35,629	(3)	*
William C. Denby, III	18,129	(4)	*
David J. Marguglio	231,017	(5)	1.7
Richard C. Williams	45,747	(6)	*
Other Named Officers
Robert O. Hopkins	134,520	(7)	1.0
Other Beneficial Owners
Eses Holdings (FZE)	1,635,312	(8)	12.3
Funds advised by Sio Capital Management, LLC	1,350,679	(9)	9.9	1,100,971	(9)(10)	100.0
All Adamis directors and named officers as a group (6 persons) (10)	1,067,948		7.8
*	Less than 1%.
(1)

Based upon information supplied by officers, directors and principal stockholders. Beneficial ownership is determined in accordance with rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investing power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Shares of common stock subject to an option that is currently exercisable or exercisable within 60 days of the date of the table are deemed to be outstanding and to be beneficially owned by the person holding such option for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Adamis Pharmaceuticals Corporation, 11682 El Camino Real, Suite 300, San Diego, California 92130.

(2)

Includes 398,220 shares of Common Stock owned of record, 5,883 shares of Common Stock held of record by a family member and beneficially owned by Dr. Carlo, and 196,610 shares of Common Stock subject to options which were exercisable as of the Table Date or 60 days after such date. Excludes 63,065 shares of Common Stock underlying options which become exercisable over time after such period. Includes 2,193 shares issuable upon vesting of restricted stock units as of or within 60 days after the Table Date, and 2,193 shares issuable upon vesting of restricted stock units after such period.

(3)

Includes 20,000 shares of Common Stock owned of record and 15,629 shares of Common Stock subject to options which were exercisable as of the Table Date or 60 days after such date. Excludes 54,371 shares of Common Stock underlying options which become exercisable over time after such period.

(4)

Includes 2,500 shares of Common Stock owned of record and 15,629 shares of Common Stock subject to options which were exercisable as of the Table Date or 60 days after such date. Excludes 54,371 shares of Common Stock underlying options, which become exercisable over time after such period.

(5)

Includes 141,330 shares of Common Stock owned of record, 5,883 shares of Common Stock held of record by a family member and beneficially owned by Mr. Marguglio and 82,707 shares of Common Stock subject to options which were exercisable as of the Table Date or 60 days after such date. Excludes 31,563 shares of Common Stock underlying options which become exercisable over time after such period. Includes 1,097 shares issuable upon vesting of restricted stock units as of or within 60 days after the Table Date, and 1,096 shares issuable upon vesting of restricted stock units after such period.

(6)

Includes 30,118 shares of Common Stock owned of record and 15,629 shares of Common Stock subject to options which were exercisable as of the Table Date or 60 days after such date. Excludes 54,371 shares of Common Stock underlying options, which become exercisable over time after such period.

(7)

Includes 55,282 shares of Common Stock owned of record, 78,471 shares of Common Stock subject to options which were exercisable as of the Table Date or 60 days after such date. Excludes 27,631 shares of Common Stock underlying options which become exercisable over time after such period. Includes 768 shares issuable upon vesting of restricted stock units as of or within 60 days after the Table Date, and 767 shares issuable upon vesting of restricted stock units after such period.

(8)

Based on a Schedule 13D/A filed on behalf of Eses Holdings (FZE) with the SEC on February 17, 2015. The address for Eses Holdings (FZE) is Sharjah Airport International Free Zone, Executive Suite, P.O. Box 9366, Sharjah, United Arab Emirates. Includes 1,635,312 shares held directly.

(9)

Based on information provided to the Company by the named stockholder, and a Schedule 13G filed on behalf of Sio Capital Management, LLC with the SEC on February 17, 2015. Includes 304,764, 101,509, 382,642, 208,808 and 170,843 shares of Common Stock owned by Sio Partners, LP, Sio Partners QP, LP, Sio Partners Offshore, Ltd., Compass MAV LLC and Compass Offshore MAV Limited, respectively. Includes 182,113 shares issuable upon conversion of Series A Preferred, after giving effect to the Beneficial Ownership Limitation. Excludes 918,858 shares of Series A Preferred that are not convertible into Common Stock within 60 days of the date of the table, by virtue of the Beneficial Ownership Limitation. Excludes warrants to purchase 1,418,439 shares of Common Stock which are not exercisable within 60 days of the date of the table, by virtue of the Beneficial Ownership Limitation. The total number of shares of Series A Preferred, determined without reference to the Beneficial Ownership Limitation, held by each of the foregoing stockholders is as follows: Sio Partners, LP, 409,901; Sio Partners QP, LP, 83,553; and Sio Partners Offshore, Ltd., 607,517. The total number of shares of Common Stock that are issuable upon exercise of the Warrants, determined without reference to the Beneficial Ownership Limitation, held by each of the foregoing stockholders is as follows: Sio Partners, LP, 595,319; Sio Partners QP, LP, 215,603; and Sio Partners Offshore, Ltd., 607,517. Sio Capital Management, LLC serves as investment advisor of Sio Partners, LP, Sio Partners QP, LP, Sio Partners Offshore, Ltd., Compass MAV LLC and Compass Offshore MAV Limited. Sio GP, LLC is the general partner of Sio Partners, LP and Sio Partners QP, LP. Michael Castor, as principal of Sio GP, LLC and director of Sio Partners Offshore, Ltd., has voting and investment control over the securities beneficially owned by each of the foregoing stockholders. Each of Sio Capital Management, LLC; Sio GP, LLC and Michael Castor disclaims beneficial ownership over the securities held of record by stockholders, except to the extent of its or his pecuniary interest therein. The business address of the stockholders is Sio Capital Management, LLC, 515 Fifth Avenue, Suite 910, New York, NY 10017.

(10)	Includes 368,001 shares of Common Stock issuable upon the exercise of options as of or within 60 days after the Table Date.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to Adamis during the transition period for the nine-month period ending December 31, 2014 and fiscal year (“F2014”) to (i) each person who served as Adamis’ chief executive officer during the Transition Period, (ii) the two most highly compensated officers other than the chief executive officer who were serving as executive officers at the end of Transition  Period and whose total compensation for such year exceeded $100,000, and (iii) up to two additional individuals for whom disclosures would have been provided in this table but for the fact that such persons were not serving as executive officers as of the end of Transition Period, of which there were none (sometimes referred to collectively as the “named executive officers”).

								Non-Equity
					Stock	Option		Incentive Plan	All Other
		Salary	Bonus		Awards	Awards		Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)		($)	($)		($)	($)		($)
Dennis J. Carlo, Ph.D.	T2014	$393,750	160,000	(4)	—	250,131	(1)	—	$15,480	(3)	$819,361
President and Chief Executive Officer	F2014	$500,000	125,204	(2)	—	—		—	$18,557	(3)	$643,761
Robert O. Hopkins	T2014	$177,750	45,000	(4)	—	112,739	(1)	—	$15,480	(3)	$350,969
Vice President, Chief Financial Officer	F2014	$225,000	22,714	(2)	—	—		—	$14,737	(3)	$262,451
David J. Marguglio	T2014	$197,250	65,000	(4)	—	125,204	(1)	—	$13,636	(3)	$401,090
Senior Vice President, Corporate Development	F2014	$250,000	37,672	(2)	—	—		—	$15,509	(3)	$303,181

(1)

Reflects the grant date fair value for financial statement reporting purposes with respect to stock options granted during or with respect to the Transition Period and fiscal year ended 2014, respectively, calculated in accordance with applicable rules and regulations and authoritative guidance. For a discussion of assumptions used to estimate fair value, please see Note 15 to the accompanying notes to our financial statements appearing in our Transition Report on Form 10-K. The actual amount ultimately realized from the equity awards will likely vary based on a number of factors, including, but not limited to Adamis’ actual performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or applicable vesting. Each option is intended to be an incentive stock option. Each option has a term of ten years from the grant date, subject to earlier termination of the term as provided in the Company’s 2009 Equity Incentive Plan (the “Plan”). For options with respect to the Transition Period, reflects stock options granted during the Transition Period to the named executive officers to purchase shares of common stock, as follows: Dr. Carlo, 90,300 shares; Mr. Hopkins, 40,700 shares; and Mr. Marguglio, 45,200 shares. Each option vests and becomes exercisable ratably monthly over a period of three years from the grant date. Each fiscal option had an exercise price equal to $6.32 per share.

(2)

Reflects stock options granted on April 1, 2014 to the named executive officers to purchase shares of common stock, as follows: Dr. Carlo, 45,200 shares; Mr. Hopkins, 8,200 shares; and Mr. Marguglio, 13,600 shares. Each such option had an exercise price equal to $6.32 per share. For each such award, the option vests immediately on the grant date.

(3)	For the Transition Period and fiscal 2014, reflects premiums paid by the Company on behalf of each of Messrs. Carlo, Marguglio and Hopkins for health, dental, and vision insurance.
(4)	Reflects discretionary cash bonuses paid in January 2015, with respect to the Transition Period.

Outstanding Equity Awards at Year-End

The following table provides a summary of equity awards outstanding at December 31, 2014, for each of our named executive officers:

	Option Awards						Stock Awards
											Equity
											Incentive
											Plan
										Equity	Awards:
										Incentive	Market or
				Equity						Plan	Payout
				Incentive						Awards:	Value of
				Plan						Number of	Unearned
	Number of			Awards:						Unearned	Shares,
	Securities		Number of	Number of			Number of		Market Value	Shares,	Units or
	Underlying		Securities	Securities			Shares or		of Shares	Units or	Other
	Unexercised		Underlying	Underlying	Option		Units of		or Units	Other Rights	Rights
	Options (#)		Unexercised	Unexercised	Exercise	Option	Stock That		of Stock	That Have	That Have
	Exercisable		Options (#)	Unearned	Price	Expiration	Have Not		That Have	Not	Not
	(1)		Unexercisable	Options (#)	($)	Date	Vested (#)		Not Vested ($)	Vested (#)	Vested ($)
Name
Dennis J. Carlo, Ph.D.	45,200	(5)	—	—	$6.32	4/1/2024
	22,575	(4)	—	—	$6.32	4/1/2024	—		$—	—	$—
	19,267	(2)	—	—	$11.39	3/5/2023	4,386	(6)	$27,895
	35,294	(4)	—	—	$3.23	9/11/2021
	57,353	(4)	—	—	$4.59	8/20/2020
Robert O. Hopkins	8,200	(5)	—	—	$6.32	4/1/2024
	10,175	(4)	—	—	$6.32	4/1/2024	—		$—	—	$—
	6,744	(2)	—	—	$11.39	3/5/2023	1,535	(6)	$9,763
	7,353	(3)	—	—	$3.23	9/11/2021
	29,412	(4)	—	—	$4.59	8/20/2020
	9,402	(5)	—	—	$4.59	8/20/2020
David J. Marguglio	13,600	(5)	—	—	$6.32	4/1/2024
	11,300	(4)	—	—	$6.32	4/1/2024	—		$—	—	$—
	9,634	(2)	—	—	$11.39	3/5/2023	2,193	(6)	$13,947
	7,353	(3)	—	—	$3.23	9/11/2021
	32,353	(4)	—	—	$4.59	8/20/2020

(1)	Does not include options granted on January 23, 2015.
(2)

The options vest with respect to 1/36 monthly of the shares subject to the option, and have a term of ten years (subject to earlier termination upon the events described in the Plan such as termination of employment).

(3)

The options vest with respect to one-third of the shares immediately and monthly thereafter with respect to 1/24 of the shares subject to the option, and have a term of ten years (subject to earlier termination upon the events described in the Plan such as termination of employment).

(4)

The options vest with respect to one-sixth of the shares subject to the option on the six-month anniversary of the grant date and monthly thereafter with respect to 1/36 of the shares subject to the option, and have a term of ten years (subject to earlier termination upon the events described in the Plan such as termination of employment).

(5)	The options are fully vested and have a term of ten years (subject to earlier termination upon the events described in the Plan such as termination of employment).
(6)

The RSUs vest as to one-third of the shares subject to the RSU in three equal annual installments on the anniversary of the award date (subject to earlier termination upon the events described in the Plan or the applicable award agreement, including termination of employment).

There were no options or other derivative securities exercised in the Transition Period by our named executive officers.  In addition, there were no shares acquired by our named executive officers upon the vesting of restricted stock.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2014, information with respect to our equity compensation plans, including our 1995 Equity Incentive Plan, the 1995 Directors’ Stock Option Plan, the 2005 Equity Incentive Plan and the 2009 Equity Incentive Plan, and with respect to certain other options and warrants.

	Number of		Number of securities
	securities		remaining available
	to be issued		for future issuance
	upon exercise	Weighted average	under equity
	of outstanding	exercise price of	compensation plans
	options, warrants	outstanding options,	(excluding securities
	and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(1) (b)	(2) (c)
Equity compensation plans approved by security holders	3,640,771	$4.48	1,328,350

(1)	Excludes shares issuable upon exercise of restricted stock units, which do not have an exercise price.
(2)

Under our 2009 Equity Incentive Plan, the number of shares that are reserved for issuance under the Plan increases annually each January 1st by the lesser of (a) 5.0% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year or (b) a lesser number of shares of common stock determined by the Board before the start of a calendar year for which an increase applies.  Under the terms of the Plan, we may grant options to purchase common stock and other kinds of equity awards, including shares of common stock, stock purchase rights, restricted common stock and restricted stock units, to officers, directors, employees or consultants providing services on such terms as are determined by the Board.

Employment Agreements and Potential Payments Upon Termination or Change in Control

On November 9, 2010, Adamis entered into employment agreements with certain of its officers.  The agreements provide for the employment of the following persons to the following positions:  Dennis J. Carlo, Ph.D., President and Chief Executive Officer; David J. Marguglio, Vice President of Business Development; and Robert O. Hopkins, Vice President of Finance and Chief Financial Officer.  On July 2, 2012, we entered into employment agreements with Karen K. Daniels, Vice President of Operations, and Thomas Moll, Vice President of Research.  The agreements provide for the employment of Ms. Daniels and Dr. Moll in their current officer positions.

The agreements provide for base compensation at the following annual rates through December 31, 2014:  Dr. Carlo, $525,000; Mr. Marguglio, $263,000; and Mr. Hopkins, Ms. Daniels and Dr. Moll, $237,000. On January 23, 2015, the Board of Directors, after a review of information from B&B, development of a peer of companies and review of compensation including information relating to the peer group of companies, and upon the recommendation of the Compensation Committee of the Board, approved an increase in the annual base salaries of its officers, effective as of January 1, 2015, to the following amounts: Dennis J. Carlo, Ph.D., President and Chief Executive Officer, $550,000; David J. Marguglio, Senior Vice President of Corporate Development, $300,000; Robert O. Hopkins, Chief Financial Officer, $260,000; Karen K. Daniels, Vice President of Operations, $260,000; and Thomas Moll, Ph.D., Vice President of research, $260,000. Under the agreements, the officers are eligible to participate in benefit programs that are routinely made available to executive officers, including any executive stock ownership plans, profit sharing plans, incentive compensation or bonus plans, retirement plans, Company-provided life insurance, or similar executive benefit plans maintained or sponsored by Adamis. For all officers, the Board may, in its discretion, award discretionary cash or equity bonuses to any officer or employee.

Except with respect to titles, salary amounts, and severance and benefit periods following certain kinds of employment terminations or change of control events, the agreements are similar in all material respects.

The agreements are terminable at any time by either party.  If Adamis terminates the officer’s employment at any time, the officer will be entitled to receive any unpaid prorated base salary for the actual number of days worked along with all benefits and expense reimbursements to which the officer is entitled by virtue of the officer’s past employment with Adamis.  The agreements provide that if the officer’s employment is terminated without cause (as defined in the employment agreements), the officer will be entitled to receive severance payments at the officer’s then-annual base salary for the following periods from the date of termination:  Dr. Carlo, 18 months; and Messrs. Marguglio, Hopkins and Moll and Ms. Daniels, nine months.  These payments will be accelerated in the event of a change of control transaction.  The officers would also receive continued medical, dental and vision benefits pursuant to COBRA at our expense for such periods (or until the officer becomes employed full-time by another employer).  In addition, in the event of a termination without cause, a number of unvested stock options will accelerate, vest and be exercisable in full as if the officer had remained employed during the severance periods described above, and all options will remain exercisable for a period of one year after the date of termination.  The agreements also provide that if an officer is terminated without cause or the officer terminates the officer’s employment for good reason (as defined in the employment agreements), in each case within 90 days before a change in control or within 13 months after the date of a change in control, the officer will also be entitled to receive the severance and medical benefits described above.  Good reason is defined in the agreements to include events such as material reduction in base salary or responsibilities and duties or required relocation out of the San Diego area.  In addition, in the event of a change in control, all unvested options held by the officer will accelerate and be exercisable in full and any unvested shares will vest in full.  Upon termination of employment by reason of death or disability, any options that are vested and exercisable on the termination date will remain exercisable for 12 months after the date of cessation of service.

“Cause” is generally defined in the employment agreements as the occurrence of any one or more of the following:  the officer’s (i) conviction of or plea of nolo contendere to any felony crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) gross misconduct. “Good Reason” is generally defined in the employment agreements as the occurrence of any of the following events without the officer’s consent: (i) a material adverse change in the nature of the officer’s authority, duties or responsibilities; (ii) the relocation of the Company’s executive offices or principal business location to a point more than sixty (60) miles from their location as of the Effective Date of this Agreement; or (iii) a material reduction by the Company of the officer’s base salary as initially set forth in the applicable employment agreement or as the same may be increased from time to time, except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior officers of the Company not in excess of 15% of officer’s base salary.  Such a termination by an officer will only be deemed for Good Reason if: (i) the officer gives the Company written notice of the intent to terminate for Good Reason within 30 days following the first occurrence of the condition(s) that the officer believes constitutes Good Reason; (ii) the Company fails to remedy such conditions within 30 days following receipt of the written notice; and (iii) the officer terminates employment within 30 days following the end of the cure period.

IRC Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to our named executive officers.  Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met.  In general, our compensation program is designed to reward executives for the achievement of our performance objectives.  Our equity incentive plan is designed in a manner intended to comply with the performance-based exception to Section 162(m).  Nevertheless, compensation attributable to awards granted under our plans may not be treated as qualified performance-based compensation under Section 162(m).  In addition, the compensation committee and the Board consider it important to retain flexibility to design compensation programs that are in the best interests of Adamis and its stockholders and, to this end, the committee and the Board reserve the right to use their judgment to authorize compensation payments that may be subject to the limitations under Section 162(m) when the committee or the Board believe that compensation is appropriate and in the best interests of Adamis and our stockholders, after taking into consideration changing business conditions and performance of our employees.

Compensation of Directors

The general policy of the Board is that compensation for independent directors should be a mix of cash and equity-based compensation.  Adamis does not pay employee directors for Board service in addition to their regular employee compensation.  The Compensation Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation.  The Board reviews the Compensation Committee’s recommendations and determines the amount of director compensation.

Pursuant to its charter, the Compensation Committee may engage the services of outside advisors, experts, and others to assist them. Following the end of our fiscal 2014 year, the Compensation Committee engaged the firm of Barney & Barney (“B&B”) as independent compensation consultants. The Compensation Committee requested that B&B review and evaluate the Company’s overall compensation programs and strategies for our Board and management team in order to assist us in achieving our compensation objectives and to develop compensation programs that are competitive in our industry. B&B’s analysis concerning director compensation included comparisons against a peer group of companies. The analysis provided by B&B concerning director compensation included the following areas: (i) cash compensation; (ii) equity compensation including vesting provisions; and (iii) compensation for the Chairman of the Board, committee chairpersons and committee members. In August 2014, our then-current non-employee directors resigned and Mr. Williams, Mr. Denby and Mr. Rothermel were appointed to the Board and as the members of the Compensation Committee. Following their appointment, the Compensation Committee continued to work with B&B concerning its analysis of the Company’s compensation practices. The committee developed a peer group of companies and determined that the Company’s existing cash and equity compensation policies for non-employee directors were below most of the companies in the peer group.

Following review, the committee and the Board approved revisions to our non-employee director compensation policies in September 2014. Concerning equity compensation, the Board approved amending the Plan’s provisions concerning automatic option awards to non-employee directors to provide that upon joining the Board, a non-employee director will receive an initial director option under the Plan to purchase 50,000 shares of Common Stock. The initial option will vest monthly over a period of 36 months from the grant date. Each non-employee director will also receive a succeeding annual grant, on the first business day after the date of the annual meeting of stockholders, to purchase 20,000 shares of Common Stock, with the annual grant vesting and becoming exercisable as to 1/12 of the shares subject to the option on each monthly anniversary of the grant date. The stockholders of the Company approved the amendments to the Plan at the 2014 annual meeting of stockholders. The initial director options and any annual options will have a term of 10 years and will have an exercise price equal to the fair market value of the Common Stock on the grant date. When Messrs. Denby, Rothermel and Williams joined the Board in August 2014 as non-employee directors, they each received an initial option award under the Plan covering 2,942 shares of Common Stock. On September 24, 2014, the Compensation Committee approved an additional option grant to purchase 47,058 shares of Common Stock to each such person.

The following table shows amounts earned by each director during the Transition Period, other than Dr. Carlo and Mr. Marguglio, who are named executive officers and received no additional compensation for their services as a director. Each of the directors below was appointed to the Board on August 25, 2014.

	Fees			Non-Equity
	Earned			Incentive	Nonqualified
	or Paid	Stock	Option	Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Director	($)(1)	($)	($)(2)(3)	($)	Earnings	($)	($)
Richard C. Williams	$32,877	—	$244,454	—	—	—	$277,331
William C. Denby III	$22,418	—	$244,454	—	—	—	$266,872
Robert B. Rothermel	$22,418	—	$244,454	—	—	—	$266,872

___________

(1)	Reflects the amount of fees earned during the Transition Period.
(2)

Amounts reflect the grant date fair value for financial statement reporting purposes with respect to stock options granted during the Transition Period, calculated in accordance with applicable rules and regulations and authoritative guidance. The assumptions used for these calculations are included in Note 15 to the audited consolidated financial statements contained in the Company’s Transition Report on Form 10-K, represents options awarded to each of Mr. Williams, Mr. Denby and Mr. Rothermel to purchase 70,000 shares of common stock. The exercise price of the options ranges between $3.27 – 3.69 per share. Upon joining the Board, and pursuant to the provisions of the Plan then in effect regarding option awards to non-employee directors, each of Mr. Williams, Mr. Rothermel and Mr. Denby was granted an initial stock option to purchase 2,942 shares. The options have a term of ten years and an exercise price equal to the fair market value of the common stock on the date of grant. The initial option vests and becomes exercisable with respect to 1,471 of the shares subject to the option on the grant date. The option vests and becomes exercisable with respect to the remaining 1,471 of the shares subject to the option monthly over a period of three years from the grant date at the rate of 1/36 of the option shares each month. The option granted to each director on September 24, 2014 to purchase 47,058 shares has a term of ten years and vests and becomes exercisable as to 1/36 of the option shares per month over a period of three years. On November 7, 2014, pursuant to the provisions of the Plan and in connection with the 2014 annual meeting of stockholders, each such director was granted an annual non-employee director option to purchase 20,000 shares, which will become exercisable over a period of one year from grant date at the rate of 1/12 of the option shares per month.

(3)	The aggregate number of option awards outstanding at December 31, 2014, for each of Mr. Williams, Mr. Denby and Mr. Rothermel, was 63,888.

In general, under the Company’s policies concerning fees for non-employee directors, non-employee directors of the Company are entitled to receive the following amounts of cash compensation for service as a director: each non-employee director is entitled to receive an annual fee of $60,000 per year, paid quarterly in arrears; the Chairman of the Board is entitled to receive $90,000 per year, paid quarterly in arrears.  Each director is also entitled to reimbursement of reasonable expenses incurred in connection with board-related activities.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors, named executive officers and beneficial owners of more than 10% of our Common Stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations to file ownership reports on Forms 3, 4 and 5 with the SEC and the principal exchange upon which such securities are traded or quoted and to furnish us with copies of the reports.  Based solely on a review of the copies of such forms furnished to us, we believe that from April 1, 2014 to December 31, 2014, all Section 16(a) filing requirements applicable to our named executive officers, directors and greater than 10% holders of our Common Stock were in compliance.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

To our knowledge, other than (i) compensation for services as executive officers and directors; (ii) the employment agreements and other transactions described above under the headings “Employment Agreements and Potential Payments Upon Termination or Change in Control” and “Outstanding Equity Awards at Fiscal Year-End”; or (iii) as set forth below, there were no material transactions, or series of similar transactions, during the Transition Period, or any currently proposed transactions, or series of similar transactions, to which we were or were to be a party, in which the amount involved exceeds the lesser of (a) $120,000 or (b) one percent of the average of our total assets at the end of our last fiscal year, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of the Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest.

On August 19, 2014, we completed a private placement financing transaction with three funds managed by Sio Capital Management, LLC. Pursuant to a purchase agreement and a registration rights agreement, we issued 1,418,439 shares of Series A Preferred and warrants (“Warrants”) to purchase up to 1,418,439 shares of Common Stock, and received gross cash proceeds of approximately $5,000,000, excluding transactions costs, fees and expenses.  The shares of Series A Preferred and Warrants were sold in units, with each unit consisting of one share and one Warrant, at a purchase price of $3.525 per unit.  The Series A Preferred is convertible into shares of common stock at an initial conversion rate of 1-for-1, at any time at the discretion of the investor, subject to the Beneficial Ownership Limitation.  The exercise price of the Warrants is $3.40 per share, and the Warrants are exercisable for five years at any time, subject to the Beneficial Ownership Limitation. Pursuant to the registration rights agreement, we filed a registration statement with the Securities and Exchange Commission, which has become effective, registering the resale from time to time of the shares of Common Stock that are issuable upon conversion of the Series A Preferred and exercise of the Warrants.

Review, Approval and Ratification of Transactions with Related Persons

The Audit Committee is responsible under its charter for reviewing, approving or ratifying all transactions between us and any related person.  Related persons can include any of our directors or executive officers, certain of our stockholders, and any of their immediate family members.  In evaluating related person transactions, the members of the Audit Committee apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board of Directors and as individual directors.  The Audit Committee will approve a related person transaction when, in its good faith judgment, the transaction is in the best interest of the Company.

GENERAL

Other Matters at the Annual Meeting

We know of no other matters to be submitted at the Meeting.  If any other matter properly comes before the Meeting, including, without limitation, a proposal to adjourn the Meeting if we deem it necessary to solicit additional proxies, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the board of directors may recommend.  By submitting your proxy, you grant discretionary authority with respect to such other matters.

Stockholder Proposals for the next Annual Meeting of Stockholders

To be considered for inclusion in next year’s proxy materials pursuant to Rule 14a‑8 of the SEC, your proposal must be submitted in writing by December 16, 2015, to our Corporate Secretary at 11682 El Camino Real, Suite 300, San Diego, California  92130.  In addition, if we are not notified by such date of a proposal to be brought before the 2015 annual meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even through it is not discussed in the proxy statement for such meeting.  If you wish to submit a proposal to be presented at next year’s annual meeting (that will not be included in next year’s proxy materials) or nominate a director, your proposal or nomination generally must be submitted in writing to the same address no later than February 14, 2016, but no earlier than January 15, 2016.  You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Transition Report on Form 10-K

A copy of our Transition Report on Form 10-K for the nine-month period ended December 31, 2014, is enclosed with these materials.  Upon written request, we will provide each stockholder being solicited by this Proxy Statement with a copy, free of charge, of any of the documents referred to in this Proxy Statement.  All such requests should be directed to Adamis Pharmaceuticals Corporation, 11682 El Camino Real, Suite 300, San Diego, California  92130; Attention:  Secretary.  You are asked to advise us if you plan to attend the Meeting.  For directions to the Meeting, please call (858) 997-2400.

You also may access this Proxy Statement and our Transition Report on Form 10-K for the nine-month period ended December 31, 2014 at:  http://www.firstamericanstock.org/.

Householding

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (for example, brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies and intermediaries.  This year, some banks, brokers or other nominee record holders may be “householding” our proxy materials.  This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household unless contrary instructions have been received by the broker, bank or nominee from you.  If you would like to receive a separate proxy statement and annual report, we will promptly send you additional copies if you call or write our corporate Secretary at our offices located at 11682 El Camino Real, Suite 300, San Diego, California  92130; telephone (858) 997-2400.  If you are a beneficial owner, you can request additional copies of the Proxy Statement and annual report, or you can request a change in your householding status, by notifying your broker, bank or nominee.

Solicitation of Proxies

We will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to our stockholders in connection with this solicitation.  Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of Common Stock held by such persons.  We will reimburse such persons for reasonable out-of-pocket expenses incurred by them.  In addition to the solicitation of proxies by use of the mails, officers and regular employees of ours may solicit proxies without additional compensation, by telephone or facsimile transmission.  We do not expect to pay any compensation for the solicitation of proxies.

Sincerely,
/s/ DENNIS J. CARLO
Dennis J. Carlo, Ph.D.
President and Chief Executive Officer
April 14, 2015

Appendix A

Audit Committee Charter

ORGANIZATION

This charter governs the operations of the Audit Committee (“Committee”) of Adamis Pharmaceuticals Corporation (“Adamis” or “Company”).  The Committee shall review and reassess the charter at least annually and submit the charter for review by the Company’s Board of Directors (“Board”).  The Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee, and shall comprise at least three directors, each of whom is independent, as defined by applicable law (including rules and regulations of the Securities and Exchange Commission), and by the listing requirements of any stock exchange or market on which the Company’s Common Stock is traded (“Listing Requirements”), of Management and the Company; provided, however, that the Committee may include one member who is not considered independent under applicable Listing Requirements, only in the circumstances and subject to the provisions described in such Listing Requirements.  All Committee members shall be financially literate and shall satisfy any required criteria under applicable Listing Requirements relating to understanding of financial statements, and at least one member shall have accounting or related financial management expertise and shall be considered to be a financial expert, as those criteria may be defined by the rules of the Securities and Exchange Commission and by applicable Listing Requirements.

STATEMENT OF POLICY

The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by Management and the Board.  In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee members, independent auditors, and Management.  The Company’s independent auditors shall have unrestricted access at any time to Committee members.  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, accounting experts or other advisors as it determines necessary to carry out its duties.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board.   Management is responsible for preparing Adamis’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company.  The independent auditors are responsible for auditing those statements and for reviewing the Company’s unaudited interim financial statements.  The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances and requirements applicable to the Company.  To the extent that responsibilities of the Committee relate specifically to applicable Listing Requirements or provisions of the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder (the “Exchange Act”), such responsibilities shall be subject to the effective date of such requirements and any subsequent amendment to, or interpretation of, such requirements.  The Committee will take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities.  The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•

The Committee shall have a clear understanding with Management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company’s shareholders. The Committee shall discuss with the auditors their independence from Management and the Company and the matters included in the written disclosures required by the Independence Standards Board, and shall consider the compatibility of non-audit services with the auditors’ independence.  The Committee shall have direct responsibility for appointing, compensating, overseeing the work of, and replacing the external independent auditors.

•

The Committee shall pre-approve all audit and non-audit services to be provided by the external independent auditors (subject to any de minimus exceptions for non-audit services described in Section 10A of the Exchange Act, which are to approved by the Committee prior to the completion of the Audit), and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation.  The Chair of the Committee may grant pre-approval of audit and non-audit services (and the Committee may delegate such authority to one or more other members of the Committee), provided that the pre-approval decision and related services are presented to the Committee at its next regularly scheduled meeting.

•

The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation.  Also, the Committee shall discuss with Management, and the independent auditors, the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor and manage business risk, and legal and ethical compliance programs.  The Committee shall periodically meet separately, in executive session, with Management, the outside auditors and the Company’s internal audit personnel, and report regularly to the Board with respect to its activities.  Further, the Committee shall meet separately with the independent auditors, with and without Management present, to discuss the results of their examinations and any issues or concerns warranting Committee attention.  The Committee shall resolve any disagreements between management and the independent auditors regarding financial reporting.  The Committee shall review with the independent auditors any audit problems or difficulties and Management’s response.  The Committee shall discuss with Management the Company’s major financial risk exposures and the steps Management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	The Committee shall review and approve all transactions between the Company and any related party (as that term is defined under applicable Nasdaq listing standards).

•

The Committee shall establish procedures to receive and process complaints regarding accounting, internal auditing controls or auditing matters, and for employees to make confidential, anonymous complaints regarding questionable accounting or auditing matters.

•

The Committee shall establish procedures to receive and process communications concerning possible violations of the Company’s Code of Business Conduct and Ethics or other potential improper conduct at the Company.

•

The Committee shall review the interim financial statements (and the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Company’s periodic reports to be filed with the Securities and Exchange Commission) with Management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q.   The Committee shall discuss with management and the independent auditors the Company’s selection, application and disclosure of critical accounting policies, including as appropriate, all GAAP alternative treatments of financial information that were discussed with Management, their ramifications and the treatment preferred by the independent auditors and other material written communications between the independent auditors and Management.  Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.  The chair of the Committee may represent the entire Committee for the purposes of this review.

•

The Committee shall review with Management and the independent auditors the financial statements (and the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Company’s periodic reports to be filed with the Securities and Exchange Commission) to be included in the Company’s Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.  Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.  The Committee shall recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

•

The Committee shall review any disclosures made to the Committee by the Company’s principal executive officer and principal financial officer during their certification process for the Company’s periodic reports about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	The Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

•

The Committee shall review and discuss the Company’s earnings press releases with Management and, if available, the auditors.  The Chair of the Committee may represent the entire Committee for the purposes of this review.

•	The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

•	The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

•	The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

•

The Committee shall perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any applicable Listing Requirements, and perform other activities that are consistent with this charter, the Company’s bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

Appendix B

ADAMIS PHARMACEUTICALS CORPORATION

COMPENSATION COMMITTEE CHARTER

Purpose.

The Compensation Committee is appointed by the Board of Directors ("Board") of Adamis Pharmaceuticals Corporation ("Company") to discharge the Board's responsibilities relating to compensation of the Company's executive officers.

Committee Membership.

The Committee will be composed of at least two (2) directors (or, if the common stock of the Company is traded on a Nasdaq market, then three (3) directors or such other number as may be required by the applicable Nasdaq listing rules), all of whom satisfy the definition of "independent" under the listing standards of The Nasdaq Stock Market ("Nasdaq"), except as otherwise permitted by applicable listing rules of Nasdaq.  All Committee members shall be "non-employee directors" as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and "outside directors" as defined by Section 162(m) of the Internal Revenue Code.  The Committee members will be appointed by the Board and may be removed by the Board in its discretion.  The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Members.

The Committee shall meet as often as its members deem necessary to perform the Committee's responsibilities.

Committee Authority and Responsibilities.

Responsibilities of the Committee shall include:

•	reviewing and recommending approval of compensation arrangements (including severance provisions) of the Chief Executive Officer of the Company ("CEO") and the Company’s other executive officers;
•

to the extent the Board delegates such authority to the Committee, administering the Company’s 1995 Equity Incentive Plan, the 1995 Directors’ Option Plan and the Company’s other equity incentive plans and agreements, including granting options and other awards under the terms of such plans and making decisions that the administrator of such plans has the authority to make under the terms of the applicable plan, including providing for acceleration of vesting of outstanding options;

•	reviewing and making recommendations to the Board with respect to incentive compensation and equity plans;
•	on at least an annual basis, reviewing all compensation and awards to the CEO and other executive officers, subject to the provisions of any applicable employment agreements; and
•	performing other duties regarding compensation for employees and consultants as the Board may from time to time delegate to the Committee.

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant to assist in the evaluation of compensation.  The Committee shall have sole authority to retain and terminate any such consulting firm, including sole authority to approve the firm's fees and other retention terms.  The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain other advisors.  The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any consulting firm or other advisors employed by the Committee.

The Committee will make regular reports to the Board and will propose actions to the Board that it believes are necessary or appropriate.  The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.  The Committee will annually evaluate the Committee's own performance.

Appendix C

Adamis Pharmaceuticals Corporation

CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS

I.Purpose

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Adamis Pharmaceuticals Corporation (the “Company”) is (1) to recruit, evaluate and nominate candidates to be presented for appointment or election to serve as members of the Board; (2) to recommend nominees for Board committees; (3) to recommend corporate governance guidelines applicable to the Company; and (4) to review the Board’s performance.

II.Committee Authority and Responsibilities

•

The Committee shall identify a slate of nominees to be proposed by the Company for election at each annual meeting of stockholders and the Committee shall develop a process for considering stockholder suggestions for Board nominees;

•	The Committee shall consider the performance and qualifications of each potential nominee not only for their individual strengths but for their contribution to the Board as a group;

•

The Committee shall identify potential candidates to fill Board vacancies that may be created by expansion of the number of members of the Board and by resignation, retirement or other termination of service of incumbent Board members;

•

The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such firm’s fees and other retention terms;

•	The Committee shall recommend to the Board nominees for Board committees;

•	The Committee shall recommend a set of corporate governance principles applicable to the Company and review and assess the adequacy of such guidelines;

•	The Committee may establish subcommittees and delegate authority to such subcommittees;

•	The Committee may obtain advice from internal or external legal, accounting or other advisors; and

•	The Committee shall annually review the performance of the Board and the Committee.

III.Membership

All members of the Committee will be appointed by, and shall serve at the discretion of, the Board.  The Board may elect a member of the Committee to serve as the Chair of the Committee.  If the Board does not elect a Chair, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall consist of three members of the Board, each of which shall be persons who are not officers or employees of the Company or any subsidiary and who, in the opinion of the Board, have no other relationship or interest that would interfere with the exercise of independent judgment in carrying out the responsibilities of Committee members.

IV. Meetings and Reports

Meetings of the Committee shall be held from time to time as determined by the Board or the Committee.  In accordance with the Bylaws of the Company, the Committee may take action by unanimous written consent.

The Committee shall keep minutes of its proceedings, which minutes shall be retained with the minutes of the proceedings of the Board.

The Committee shall make regular reports to the Board.

ADAMIS PHARMACEUTICALS CORPORATION 11682 El Camino Real, Suite 300 San Diego, CA 92130

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ADAMIS PHARMACEUTICALS CORPORATION				FOR ALL	WITH- HOLD ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ______________________________________
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors			☐	☐	☐
Nominees
	01) Dennis J. Carlo, Ph.D.	02) Richard C. Williams	03) Robert B. Rothermel		04) David J. Marguglio		05) William C. Denby, III
Vote on Proposals:									For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposals:
2.	To approve the compensation of our named executive officers.								☐	☐	☐
3.	To ratify the selection of Mayer Hoffman McCann PC as our independent registered public accounting firm for the year ending December 31, 2014.								☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]			Date				Signature [JOINT OWNERS]	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

ADAMIS PHARMACEUTICALS CORPORATION

Annual Meeting of Stockholders

May 14, 2015; 1:00 PM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Dennis J. Carlo and David J. Marguglio, or either of them, as proxies, each with the power to appoints his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ADAMIS PHARMACEUTICALS CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 1:00 PM, PDT on 5/14/2015, at 11682 El Camino Real, Suite 300, San Diego, California  92130, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein.  If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side